AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
November 4, 1996
[Draft of 10/22/96]

SECURITIES AND EXCHANGE COMMISSION

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

THE SEIBELS BRUCE GROUP, INC.
(Exact name of registrant as specified in its charter)

South Carolina                          57-0672136
(State or other jurisdiction of    (IRS employer identification number)
incorporation or organization)


1501 Lady Street (PO Box 1)
Columbia, SC  29201 (29202)
(803) 748-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



THE SEIBELS BRUCE GROUP, INC.
1995 STOCK OPTION PLAN FOR NON-EMPLOYEE
DIRECTORS
(Full title of the plan)


Priscilla Brooks, Corporate Secretary
The Seibels Bruce Group, Inc.
1501 Lady Street (PO Box 1)
Columbia, SC  29201 (29202)
(803) 748-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. West, Jr., Esq.                Robert S. Smith, Esq.
Bethea, Jordan  & Griffin, PA          McGuire, Woods, Battle & Boothe, LLP
PO Box 661                             The Army and Navy Club Building
1111 Broad Street                      1627 Eye Street, NW
Camden, SC  29020                      Washington, DC  20006-4007


Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. x


If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. x


CALCULATION OF REGISTRATION FEE


Title of
each class
of securities  Amount      Proposed maximum  Proposed           Amount of
to be          to be       offering price    maximum aggregate  registration
registered     registered  per unit(1)       offering price(1)  fee
-------------  ----------- ----------------  -----------------  -------------
Common Stock,  1,000,000    $2.375            $2,375,000          $719.70
$1.00 par value


(1)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Secur-ities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.



PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Seibels Bruce Group, Inc. (the Company) hereby incorporates by reference into this Registration Statement the following documents which have been filed with the Securities and Exchange Commission (the Commission):

	(a) the Company's Amended Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Commission on April 25, 1996 (File No. 0-8804);

	(b) all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange
Act), since December 31, 1995, including the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996 and the Company's Current Report on Form 8-K dated January 10, February 2, March 14 and April 8, 1996; and

	(c) a description of the Company's common stock, $1.00 par value (the Common Stock), contained in the Company's Registration Statement on Form S-2, filed October 15, 1996 pursuant to Section 12 of the Exchange Act.

	All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.


Item 4.  Description of Securities

	This registration statement relates to the Company's1995 Stock Option Plan for Non-Employee Directors (the Plan), a copy of which can be found in the 1996 Notice of Special Meeting of Shareholders and Proxy Statement, incorporated herein by reference to submission DEF 14-A, filing date May 10, 1996, file number 000-08804, accession number 0001005150-96-000127, accepted May 9, 1996, the options to be granted thereunder (the Options) and the shares of Common Stock issuable upon exercise of the Options. The terms of the Options are described in the Plan.


Item 6.  Indemnification of Directors and Officers

	Chapter 8 of the South Carolina Business Corporation Act (the South Car-olina Act) allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal act or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful.

	The Company's Articles of Incorporation/Bylaws provide for mandatory indemnification of any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Company) because such individual is or was a director or officer of the Company or because such individual is or was serving the Company or other legal entity in any capacity at the request of the Company while a director or officer of the Company, against all liabilities and reasonable expenses incurred in the pro-ceeding, except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law.

	The Company maintains a standard policy of officers' and directors' liability insurance. The Company is authorized to purchase and maintain insur-ance against any liability it may have under the indemnification provision of the Articles or to protect any of the persons named above against any liability arising from their service to the Company or any other legal entity at the re-quest of the Company, regardless of the Company's power to indemnify against such liability.


Item 8.  Exhibits


Exhibit
Number    Description
------    -----------
4.1 The Seibels Bruce Group, Inc. 1995 Stock Option Plan for Non-Employee Directors, incorporated herein by reference to
		 submission DEF 14-A, filing date May 10, 1996, file number 000-08804, accession number 0001005150-96-000127,
	  accepted May 9, 1996.

4.2       Amended and Restated Articles of Incorporation of the
	  Company, incorporated herein by reference to the Annual
		 Report on Form 10-K, Exhibit (3)(1)-1, for the year ended
		 December 31, 1989.

4.3 Bylaws of the Company, incorporated herein by reference to the Annual Report on Form 10-K, Exhibit (3)(1)-1, for the year ended December 31, 1989.

25 Power of Attorney (found on signature page of this Registration Statement)


Item 9.  Undertakings

	The undersigned registrant hereby undertakes:

	(a)     (1)     To file, during any period in which offers or sales are
being made, a post-effective amendment to this registration statement:

		  (i)     To include any prospectus required by Section 10 (a)
(3) of the Securities Act of 1933;

		  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

		 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Ex change Act that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15 (d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, there-fore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such direc-tor, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jur-isdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration state-ment to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Columbia, State of South Carolina, on October 23, 1996.


THE SEIBELS BRUCE GROUP, INC.


By:  /s/ Ernst N. Csiszar
_______________________________________
Ernst N. Csiszar
President, Chief Executive Officer, and Director



POWER OF ATTORNEY

	KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ernst N. Csiszar and John A. Weitzel, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substi-tutes, may lawfully do or cause to be done by virtue hereof.


	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                       Title                   Date

/s/ Ernst N. Csiszar
---------------------
(Ernst N. Csiszar)      President, Chief Executive      10/23/96
					Officer, and Director

/s/ John A. Weitzel
----------------------
(John A. Weitzel)       Chief Financial Officer         10/23/96
					and Director

/s/ Mary M. Gardner
-----------------------
(Mary M. Gardner)       Controller (Principal        10/23/96
					Accounting Officer)

/s/ Priscilla C. Brooks
-----------------------
(Priscilla C. Brooks)    Corporate Secretary         10/23/96


/s/ John C. West
--------------------
(John C. West)           Chairman of the Board       10/24/96
					 and Director

/s/ William M. Barilka
----------------------
(William M. Barilka)          Director                10/23/96


/s/ Albert H. Cox, Jr.
------------------------
 (Albert H. Cox, Jr.)         Director                10/27/96


/s/ William B. Danzell
----------------------
(William B. Danzell)          Director                10/25/96



/s/ Claude E. McCain
--------------------
(Claude E. McCain)           Director                 10/24/96


/s/ Kenneth W. Pavia
--------------------
(Kenneth W. Pavia)           Director                 10/26/96


/s/ John P. Seibels
-------------------
(John P. Seibels)               Director                10/28/96

/s/ George R.P. Walker, Jr.
---------------------------
(George R.P. Walker, Jr.)       Director                10/28/96